Exhibit 99.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: April 25, 2014
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Ford Motor Company (“Ford”) hereby incorporates by reference its news release dated April 25, 2014, which is filed as Exhibit 99 hereto.

Ford will conduct two conference calls on April 25, 2014 to review preliminary first quarter 2014 financial results. Beginning at 9:00 a.m., Ford President and Chief Executive Officer Alan Mulally and Executive Vice President and Chief Financial Officer Bob Shanks will host a conference call to discuss Ford’s 2014 first quarter results. Investors may access this presentation by dialing 877-474-9502 (or 1-857-244-7555 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Earnings.”

At 11:00 a.m., Ford Vice President and Treasurer Neil Schloss, Ford Vice President and Controller Stuart Rowley, and Ford Motor Credit Company Chief Financial Officer Mike Seneski will host a conference call focusing on Ford Motor Credit Company’s 2014 first quarter results. Investors may access this presentation by dialing 800-299-9630 (or 1-617-786-2904 from outside the United States). The passcode for either telephone number is a verbal response of “Ford Fixed Income.”

Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com.

Investors also may access replays of the presentations beginning after 12:00 p.m. the day of the event through Friday, May 2, 2014 by dialing 888-286-8010 (or 1-617-801-6888 from outside the United States). The passcode for replays of the earnings call is 37394008; the passcode for replays of the fixed income call is 21318546. All times referenced above are in Eastern Time.

Please note that Exhibit 99 to this Form 8-K discusses various financial measures “excluding special items” and/or with other adjustments. The most directly comparable financial measures calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) are these same measures including special items and/or without adjustments. We believe that showing these measures on a basis that excludes special items and/or includes other adjustments is useful to investors, because it allows investors to evaluate our results excluding or adjusting for items related to our efforts to match production capacity and cost structure to market demand and changing model mix, as well as items that we do not necessarily consider to be indicative of earnings from ongoing operating activities.

In addition, Exhibit 99 discusses our key cash metrics, Automotive operating-related cash flow (which we believe best represents the ability of our Automotive operations to generate cash), Automotive gross cash (including cash and cash equivalents and net marketable securities), and net interest. We believe that Automotive operating-related cash flow is useful to investors because it includes elements that we consider to be related to our operating activities (e.g., capital spending), and excludes cash flow elements that we do not consider to be related to the ability of our operations to generate cash. The most comparable GAAP measure is Cash flows from operating activities of continuing operations on our statement of cash flows. The most comparable GAAP measure for Automotive gross cash is the sum of the individual line items on our balance sheet for each of the elements within that measure (Cash and cash equivalents and Marketable securities). Net interest primarily measures profit variances driven by changes in our Automotive sector’s centrally managed net interest (primarily interest expense, interest income, and other adjustments).  The most comparable GAAP measure for net interest is the sum of Interest expense, interest income, and gains/losses on the majority of our investments which are reported in Automotive interest income and other income/(loss), net on our income statement.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99	News release dated April 25, 2014	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: April 25, 2014	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99	News release dated April 25, 2014

|	NEWS
		www.facebook.com/ford	www.twitter.com/ford

Ford Posts First Quarter 2014 Pre-Tax Profit of $1.4 Billion, Net Income of $989 Million; Global New Product Launches on Track+

•
First quarter pre-tax profit of $1.4 billion, a decrease of $765 million compared with a year ago; after-tax earnings per share of 25 cents, excluding special items; 19th consecutive profitable quarter

•	First quarter net income of $989 million, or 24 cents per share, a decrease of $622 million compared with a year ago, including pre-tax special item charges of $122 million

•	Solid results overall; quarter adversely impacted by several significant factors not representative of underlying business run rate

•
Automotive operating-related cash flow of $1.2 billion. Ford ended first quarter with Automotive gross cash of $25.2 billion, exceeding debt by $9.5 billion, and a strong liquidity position of $36.6 billion

•	Wholesale volume and revenue both increased from a year ago, with continued market share gains in Asia Pacific, driven by record market share in China

•
Asia Pacific reported record profit for any quarter; North America and Middle East & Africa were profitable; Europe reduced its loss by more than half and South America incurred a larger loss compared with a year ago

•	Ford Credit once again delivered solid results

•
Ford affirms its full-year pre-tax profit guidance of $7 billion to $8 billion as it launches 23 new global vehicles, the most in a single year in its history; Automotive revenue to be about the same as last year; Automotive operating margin to be lower; and Automotive operating-related cash flow to be positive but substantially lower than 2013

Financial Results Summary+	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	1,497	1,589	92
Revenue (Bils.)	$35.6	$35.9	$0.3
Operating Results
Pre-tax results (Mils.)++	$2,146	$1,381	$(765)
After-tax results (Mils.)++	1,642	1,019	(623)
Earnings per share++	0.41	0.25	(0.16)
Special items pre-tax (Mils.)	$(23)	$(122)	$(99)
Net income attributable to Ford
After-tax results (Mils.)	$1,611	$989	$(622)
Earnings per share	0.40	0.24	(0.16)
Automotive
Operating-related cash flow (Bils.)	$0.7	$1.2	$0.5

Gross cash (Bils.)	$24.2	$25.2	$1.0
Debt (Bils.)	(16.0)	(15.7)	0.3
Net cash (Bils.)	$8.2	$9.5	$1.3
See end notes on page 8.

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DEARBORN, Mich., April 25, 2014 — Ford Motor Company [NYSE: F] today reported a 2014 first quarter pre-tax profit of $1.4 billion, its 19th consecutive profitable quarter. The company also affirmed its full-year pre-tax profit guidance of $7 billion to $8 billion as it launches 23 new global vehicles, the most in a single year in its history.

The company’s pre-tax profit of $1.4 billion was $765 million lower than a year ago. After-tax earnings per share were 25 cents, excluding special items, 16 cents below a year ago. Net income for the quarter was $989 million, or 24 cents per share, a decline of $622 million, or 16 cents, from a year ago. Net income included pre-tax special item charges of $122 million for separation-related actions, primarily to support the European transformation plan.

The company’s results were adversely affected by several significant factors that were not representative of its underlying business run rate. In North America, these included warranty reserve increases for field service actions for prior models, including safety recalls and other product campaigns, and weather-related costs. For South America, these included balance sheet currency exchange effects.

In total, these factors reduced first quarter pre-tax profit by about $900 million, or the equivalent of 17 cents per share. They also account for a year-over-year decline in company pre-tax profit of $700 million. While similar factors could occur in the future, it is unusual for items like these to occur in this magnitude in the same quarter.

Among the business units, Asia Pacific reported a record quarterly profit, and North America and Middle East & Africa were profitable. Europe reduced its loss by more than half and South America incurred larger losses compared with a year ago. Ford Credit once again delivered solid results.

First quarter wholesale volume was up 6 percent and revenue improved about 1 percent from a year ago. The company had continued market share gains in Asia Pacific, including record market share in China.

Ford’s Automotive operating-related cash flow was $1.2 billion in the first quarter. The company ended the first quarter with Automotive gross cash of $25.2 billion, exceeding debt by $9.5 billion, and a strong liquidity position of $36.6 billion, an increase of $400 million from year-end 2013.

Although not yet included in the company’s total liquidity, Ford is in the process of amending and extending its revolving credit facility. The facility is expected to grow to about $12 billion from $10.7 billion after its anticipated completion at the end of this month. This will improve further the company’s strong liquidity position as it expands globally. Consistent with its capital and funding strategy, Ford plans to allocate $2 billion of the facility to Ford Credit to support its liquidity.

“We had a solid quarter, and we are on track with our most aggressive product launch schedule in our history,” said Alan Mulally, president and CEO. “Our One Ford plan continues to deliver as we serve customers in more markets around the world with a full family of vehicles committed to best-in-class quality, fuel efficiency, safety, smart design and value.”

In the first quarter, Ford increased its quarterly dividend by 25 percent and paid about $500 million in dividends.

AUTOMOTIVE SECTOR

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	1,497	1,589	92
Revenue (Bils.)	$33.9	$33.9	$—
Operating Margin (Pct.)	5.2%	3.4%	(1.8)	pts.
Pre-tax results (Mils.)	$1,643	$919	$(724)

Total Automotive first quarter wholesale volume increased by 6 percent from a year ago, while Automotive revenue was unchanged. The higher volume is more than explained by higher industry volumes in all regions except South America, improved market share in Asia Pacific and a favorable change in dealer stocks.

The decrease in operating margin and pre-tax profit for the first quarter is more than explained by lower results in North America and South America.

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The company’s Automotive sector now has five reportable segments, up from four previously. The new segment of Middle East & Africa was formed to facilitate an increased focus on this important growth region. Total Automotive results are not affected by this change. The 2013 first quarter results of each of the five Automotive segments have been revised to reflect the new reporting structure.

“The underlying run rate of our business in the first quarter was strong,” said Bob Shanks, executive vice president and chief financial officer. “We are particularly encouraged by Asia Pacific’s record profit, driven by very positive customer response to our new products, underscoring the traction and success of our growth plans in what is now the largest market in the world. In addition, the improvement in Europe confirms the progress we continue to make toward achieving a profit in 2015.”

North America

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	735	717	(18)
Revenue (Bils.)	$21.5	$20.4	$(1.1)
Operating Margin (Pct.)	11.1%	7.3%	(3.8)	pts.
Pre-tax results (Mils.)	$2,392	$1,500	$(892)

North America results were driven by robust industry sales, a strong product lineup, continued discipline in matching production to demand and a lean cost structure, even as the company continued investment for future growth.

North America reported a pre-tax profit of $1.5 billion in the first quarter, a decline of $892 million from last year’s record profit. The results are more than explained by unfavorable market factors and higher costs. The higher costs are more than explained by $500 million related to warranty reserve increases for field service actions and weather-related costs, as previously noted.

Wholesale volume and revenue declined 2 percent and 5 percent, respectively, for the first quarter. The volume decrease is primarily explained by lower market share, partially offset by higher industry sales, including a U.S. SAAR of 16 million units that was 400,000 units higher than a year ago, and favorable changes in dealer stocks. The decline in revenue mainly reflects lower wholesale volume, unfavorable mix, lower net pricing and the adverse effect of a weaker Canadian dollar.

First quarter U.S. market share was 15.3 percent, down 0.6 of a percentage point from a year ago. The decline reflects planned reductions in daily rental sales and lower small car retail share. Total F-Series share was unchanged from a year ago.

For the full year, Ford continues to expect North America pre-tax profit to be lower than 2013 and operating margin to be in the 8 percent to 9 percent range.

South America

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	113	104	(9)
Revenue (Bils.)	$2.3	$1.9	$(0.4)
Operating Margin (Pct.)	(9.4)%	(27.0)%	(17.6)	pts.
Pre-tax results (Mils.)	$(218)	$(510)	$(292)

South America continues to execute the company’s strategy of expanding its product lineup and progressively replacing legacy products with global One Ford offerings.

South America reported a pre-tax loss of $510 million in the first quarter, a $292 million deterioration from the prior year. The decline is explained by unfavorable exchange, including the balance sheet effects described previously; higher costs, mainly associated with economics-related effects caused by high local inflation; and lower volume, mainly due to a weaker industry.

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In the first quarter, wholesale volume and revenue decreased by 8 percent and 18 percent, respectively, from a year ago. The lower volume is more than explained by lower industry volume, reflecting a 200,000-unit decline from last year’s SAAR of 5.9 million units. The decline includes the impact of import restrictions in Argentina and lower production in Venezuela resulting from limited availability of U.S. dollars. The revenue decline is explained primarily by unfavorable exchange and unfavorable volume and mix, offset partially by higher net pricing.

For the full year, Ford now expects South America to incur a larger loss than in 2013. Based on present assumptions, the company expects the rest of the year to be about breakeven to a small loss.

Europe

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	330	367	37
Revenue (Bils.)	$6.6	$7.8	$1.2
Operating Margin (Pct.)	(6.5)%	(2.5)%	4.0	pts.
Pre-tax results (Mils.)	$(425)	$(194)	$231

Ford continued to implement its transformation plan for Europe in the first quarter.

Europe reported a first quarter pre-tax loss of $194 million, a $231 million improvement from a year ago. The improvement reflects lower costs, favorable market factors and favorable exchange. This was partially offset by lower joint venture results and royalties in Russia and Turkey.

In the first quarter, wholesale volume and revenue improved from a year ago, up 11 percent and 18 percent, respectively. The volume increase is more than explained by higher industry volumes, reflecting a SAAR of 14.5 million units for Ford’s Europe 20 markets, up over 1 million units, as well as favorable changes in dealer stocks and higher market share for Europe 20. Europe’s higher revenue mainly reflects the higher volume and favorable exchange.

Market share for Europe 20 in the first quarter was 8 percent, an increase of 0.3 of a percentage point from a year ago, reflecting improved share for Mondeo and Kuga.

Ford’s full-year guidance for Europe remains unchanged, with the region expected to improve pre-tax results compared to 2013. Ford continues to expect the region to be profitable in 2015.

Middle East & Africa

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	54	51	(3)
Revenue (Bils.)	$1.3	$1.2	$(0.1)
Operating Margin (Pct.)	3.7%	4.7%	1.0	pts.
Pre-tax results (Mils.)	$47	$54	$7

The new Middle East & Africa segment reflects Ford’s increased focus on this important growth region.

Middle East & Africa reported a profit of $54 million for the first quarter, a $7 million improvement from a year ago.

In the first quarter, wholesale volume and revenue declined from a year ago. The lower volume reflects lower dealer stock increases compared with a year ago. The revenue decline is more than explained by the lower volume and unfavorable exchange, primarily due to a weaker South Africa rand.

Ford’s full-year guidance for Middle East & Africa remains unchanged, with the region expected to be about breakeven.

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Asia Pacific

	First Quarter
	2013	2014	B/(W) 2013
Wholesales (000)	265	350	85
Revenue (Bils.)	$2.2	$2.6	$0.4
Operating Margin (Pct.)	(1.3)%	11.1%	12.4	pts.
Pre-tax results (Mils.)	$(28)	$291	$319

Ford’s strategy in Asia Pacific is to grow aggressively with an expanding portfolio of global One Ford products with manufacturing hubs in China, India and ASEAN.

Asia Pacific reported a first quarter pre-tax profit of $291 million, an improvement of $319 million compared with a year ago, and a record for any quarter. The improvement is more than explained by favorable volume and mix and higher royalties from joint ventures. Higher costs, including investment for future growth, were a partial offset.

In the first quarter, wholesale volume was up 32 percent from a year ago, and net revenue, which excludes the company’s China joint ventures, grew 19 percent. Wholesale volume in China increased by 45 percent from a year ago. The higher volume in the region reflects mainly improved market share, as well as higher industry volume. Ford estimates the first quarter SAAR for the region was 38.9 million units, up 1.9 million units from a year ago, explained by China. Higher revenue is more than explained by favorable mix and higher volume.

First quarter market share in the region was 3.4 percent, 0.7 of a percentage point higher than a year ago. The improvement was driven by China, where Ford’s market share improved 0.9 of a percentage point to a record 4.5 percent, reflecting continued strong sales of EcoSport, Kuga and Mondeo.

For the full year, Ford now expects Asia Pacific to earn a higher pre-tax profit than a year ago.

Other Automotive

The first quarter loss of $222 million in Other Automotive reflects net interest expense and an unfavorable fair market value adjustment on the company’s investment in Mazda.

For the full year, Ford now expects net interest expense to be about $700 million, a $100 million improvement from prior guidance reflecting higher interest income.

PRODUCTION VOLUMES*

	2014
	First Quarter		Second Quarter
	Actual		Forecast
	Units	O/(U) 2013	Units	O/(U) 2013
	(000)	(000)	(000)	(000)
North America	774	(10)	810	(10)
South America	94	(17)	105	(29)
Europe	382	(4)	405	4
Middle East & Africa	17	2	20	3
Asia Pacific	346	75	360	64
Total	1,613	46	1,700	32
* Includes production of Ford brand and JMC brand vehicles to be sold by unconsolidated affiliates.

In the first quarter, total company production was about 1.6 million units, 46,000 units higher than a year ago. This is 3,000 units higher than Ford’s most recent guidance.

The company expects second quarter production to be 1.7 million units, up 32,000 units from a year ago, more than explained by higher volume in Asia Pacific. Compared with the first quarter, second quarter production is up 87,000 units.

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FINANCIAL SERVICES SECTOR

	First Quarter
	2013	2014	B/(W) 2013
Revenue (Bils.)	$1.7	$2.0	$0.3
Ford Credit pre-tax results (Mils.)	$507	$499	$(8)
Other Financial Services pre-tax results (Mils.)	(4)	(37)	(33)
Financial Services pre-tax results (Mils.)	$503	$462	$(41)

Ford Motor Credit Company

Ford Credit’s first quarter pre-tax profit of $499 million was largely unchanged from a year ago.

Ford Credit reported higher volume, reflecting increases in nearly all products globally, largely offset by unfavorable residual performance in North America.

For the full year, Ford now expects Ford Credit pre-tax profit to be about equal to or higher than 2013. This reflects improved financing margin performance.

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OUTLOOK

2014 KEY METRICS -- BUSINESS UNITS					Memo:
		2013	2014 Full Year		2014
		Full Year	Compared with 2013		First Quarter
		Results	Plan	Outlook	Results
		(Mils.)			(Mils.)
	Automotive *
	North America **	$8,809	Lower	On Track	$1,500
	- Operating Margin	10.2%	8 - 9%	On Track	7.3%
	South America	$(33)	About Equal	Lower	$(510)
	Europe	(1,442)	Better	On Track	(194)
	Middle East & Africa	(69)	About Breakeven	On Track	54
	Asia Pacific	327	About Equal	Higher	291
	Net Interest Expense	(801)	About Equal	About $(700) million	(163)
	Ford Credit	$1,756	About Equal	About Equal/Higher	$499

*	Excludes special items
**	Full year 2013 North America pre-tax results include a $39 million favorable revision related to a change in accounting for U.S. and Canada employee disability benefits

2014 PLANNING ASSUMPTIONS AND KEY METRICS					Memo:
		2013	2014		2014
		Full Year	Full Year		First Quarter
		Results	Plan	Outlook	Results
	Planning Assumptions (Mils.)
	Industry Volume * -- U.S.	15.9	16.0 - 17.0	On Track	16.0
	-- Europe 20	13.8	13.5 - 14.5	14.0 - 15.0	14.5
	-- China	22.2	22.5 - 24.5	On Track	22.9

	Key Metrics
	Automotive (Compared with 2013):
	- Revenue (Bils.)	$139.4	About Equal	On Track	$33.9

	- Operating Margin **	5.4%	Lower	On Track	3.4%

	- Operating-Related Cash Flow (Bils.) ***	$6.1	Substantially Lower	On Track	$1.2

	Ford Credit (Compared with 2013):
	- Pre-Tax Profit (Bils.)	$1.8	About Equal	About Equal/Higher	$0.5

	Company:
	- Pre-Tax Profit (Bils.) ***	$8.6	$7 - $8 Billion	On Track	$1.4

*	Based, in part, on estimated vehicle registrations; includes medium and heavy trucks
**	Automotive operating margin is defined as Automotive pre-tax results, excluding special items and Other Automotive, divided by Automotive revenue
***	Excludes special items; see "Income from Continuing Operations" and “Operating-Related Cash Flows Reconciliation to GAAP” tables on pages 11 and 13

ONE FORD PLAN

Ford remains focused on delivering the key aspects of the One Ford plan, which are unchanged:

•	Aggressively restructuring to operate profitably at the current demand and changing model mix

•	Accelerating the development of new products that customers want and value

•	Financing the plan and improving the balance sheet

•	Working together effectively as one team, leveraging Ford’s global assets

“2014 is shaping up to be another solid year for the Ford Motor Company,” said Mulally. “Importantly, this year also is a critical next step in implementing our One Ford plan and delivering profitable growth.”

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# # #

+
The financial results discussed herein are presented on a preliminary basis; final data will be included in Ford’s Quarterly Report on Form 10-Q for the period ended Mar. 31, 2014. The following information applies to the information throughout this release:

•	Pre-tax results exclude special items unless otherwise noted.

•	All references to records by Automotive business units are since at least 2000 when Ford began reporting specific business unit results.

•	All references to records for Automotive operating-related cash flow are since 2001.

•
See tables at the end of this release for the nature and amount of special items, and reconciliation of items designated as “excluding special items” to U.S. generally accepted accounting principles (“GAAP”). Also see the tables for reconciliation to GAAP of Automotive gross cash, operating-related cash flow and net interest.

•
Discussion of overall Automotive cost changes is measured primarily at present-year exchange and excludes special items and discontinued operations; in addition, costs that vary directly with production volume, such as material, freight and warranty costs, are measured at present-year volume and mix.

•
Wholesale unit sales and production volumes include the sale or production of Ford-brand and JMC-brand vehicles by unconsolidated affiliates. JMC refers to our Chinese joint venture, Jiangling Motors Corporation. See materials supporting the Apr. 25, 2014 conference calls at www.shareholder.ford.com for further discussion of wholesale unit volumes.

++	Excludes special items and “Income/(Loss) attributable to non-controlling interests.” See tables at the end of this release for the nature and amount of these special items and reconciliation to GAAP.

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Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Decline in industry sales volume, particularly in the United States or Europe, due to financial crisis, recession, geopolitical events, or other factors;

•	Decline in Ford’s market share or failure to achieve growth;

•	Lower-than-anticipated market acceptance of Ford’s new or existing products;

•	Market shift away from sales of larger, more profitable vehicles beyond Ford’s current planning assumption, particularly in the United States;

•	An increase in or continued volatility of fuel prices, or reduced availability of fuel;

•	Continued or increased price competition resulting from industry excess capacity, currency fluctuations, or other factors;

•	Fluctuations in foreign currency exchange rates, commodity prices, and interest rates;

•	Adverse effects resulting from economic, geopolitical, or other events;

•
Economic distress of suppliers that may require Ford to provide substantial financial support or take other measures to ensure supplies of components or materials and could increase costs, affect liquidity, or cause production constraints or disruptions;

•
Work stoppages at Ford or supplier facilities or other limitations on production (whether as a result of labor disputes, natural or man-made disasters, tight credit markets or other financial distress, production constraints or difficulties, or other factors);

•	Single-source supply of components or materials;

•	Labor or other constraints on Ford’s ability to maintain competitive cost structure;

•	Substantial pension and postretirement health care and life insurance liabilities impairing our liquidity or financial condition;

•	Worse-than-assumed economic and demographic experience for postretirement benefit plans (e.g., discount rates or investment returns);

•	Restriction on use of tax attributes from tax law “ownership change;”

•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns, or increased warranty costs;

•	Increased safety, emissions, fuel economy, or other regulations resulting in higher costs, cash expenditures, and/or sales restrictions;

•	Unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise;

•
A change in requirements under long-term supply arrangements committing Ford to purchase minimum or fixed quantities of certain parts, or to pay a minimum amount to the seller (“take-or-pay” contracts);

•	Adverse effects on results from a decrease in or cessation or clawback of government incentives related to investments;

•	Inherent limitations of internal controls impacting financial statements and safeguarding of assets;

•	Cybersecurity risks to operational systems, security systems, or infrastructure owned by Ford, Ford Credit, or a third-party vendor or supplier;

•	Failure of financial institutions to fulfill commitments under committed credit and liquidity facilities;

•
Inability of Ford Credit to access debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts, due to credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors;

•	Higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles; and

•	New or increased credit, consumer, or data protection or other regulations resulting in higher costs and/or additional financing restrictions.

Ford cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Ford’s forward-looking statements speak only as of the date of their initial issuance, and Ford does not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013.

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CONFERENCE CALL DETAILS

Ford Motor Company [NYSE:F] releases its preliminary first quarter 2014 financial results at 7 a.m. EDT today. The following briefings will be held after the announcement:

•	At 9 a.m. (EDT), Alan Mulally, president and CEO, and Bob Shanks, executive vice president and chief financial officer, will host a conference call to discuss Ford’s 2014 first quarter results.

•
At 11 a.m. (EDT), Neil Schloss, vice president and treasurer; Stuart Rowley, vice president and controller, and Michael Seneski, chief financial officer, Ford Motor Credit Company, will host a conference call focusing on Ford Motor Credit Company’s 2014 first quarter results.

The presentations (listen-only) and supporting materials will be available at www.shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on both conference calls, as will representatives of the news media on the first call.

Access Information - Friday, April 25, 2014
Earnings Call: 9 a.m. EDT
Toll Free: 1.877.474.9502
International: 1.857.244.7555
Earnings Passcode: Ford Earnings

Fixed Income: 11 a.m. EDT
Toll Free: 1.800.299.9630
International: 1.617.786.2904
Fixed Income Passcode: Ford Fixed Income
REPLAYS
(Available after 12 p.m. EDT the day of the event through Friday, May 2, 2014)
www.shareholder.ford.com
Toll Free: 1.888.286.8010
International: 1.617.801.6888
Replay Passcodes:
Earnings: 37394008
Fixed Income: 21318546

About Ford Motor Company
Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents. With about 183,000 employees and 65 plants worldwide, the company’s automotive brands include Ford and Lincoln. The company provides financial services through Ford Motor Credit Company. For more information regarding Ford’s products, please visit www.ford.com.
# # #

Contact(s):	Media:	Equity Investment Community:	Fixed Income Investment Community:	Shareholder Inquiries:
	Todd Nissen	Larry Heck	Steve Dahle
	1.313.322.4898	1.313.594.0613	1.313.621.0881	1.313.845.8540
	tnissen@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

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TOTAL COMPANY
CALCULATION OF EARNINGS PER SHARE		First Quarter 2014
		Net Income Attributable to Ford	After-Tax Operating Results Excl. Special Items*
	After-Tax Results (Mils.)
	After-tax results*	$989	$1,019
	Effect of dilutive 2016 Convertible Notes**	12	12
	Diluted after-tax results	$1,001	$1,031

	Basic and Diluted Shares (Mils.)
	Basic shares (Average shares outstanding)	3,946	3,946
	Net dilutive options	48	48
	Dilutive 2016 Convertible Notes	100	100
	Diluted shares	4,094	4,094

	EPS (Diluted)	$0.24	$0.25

*	Excludes Income/(Loss) attributable to non-controlling interests; special items detailed on page 12
**
As applicable, includes interest expense, amortization of discount, amortization of fees, and other changes in income or loss that result from the application of the if-converted method for convertible securities

TOTAL COMPANY
INCOME FROM CONTINUING OPERATIONS			Memo:
	First Quarter		Full Year
	2013	2014	2013
	(Mils.)	(Mils.)	(Mils.)
Automotive
North America	$2,392	$1,500	$8,809
South America	(218)	(510)	(33)
Europe	(425)	(194)	(1,442)
Middle East & Africa	47	54	(69)
Asia Pacific	(28)	291	327
Other Automotive	(125)	(222)	(656)
Total Automotive (excl. special items)	$1,643	$919	$6,936
Special items -- Automotive	(23)	(122)	(1,568)
Total Automotive	$1,620	$797	$5,368

Financial Services
Ford Credit	$507	$499	$1,756
Other Financial Services	(4)	(37)	(84)
Total Financial Services	$503	$462	$1,672

Total Company
Pre-tax results	$2,123	$1,259	$7,040
(Provision for)/Benefit from income taxes	(511)	(270)	135
Net income	$1,612	$989	$7,175
Less: Income/(Loss) attributable to non-controlling interests	1	—	(7)
Net income attributable to Ford	$1,611	$989	$7,182

Memo: Excluding special items
Pre-tax results	$2,146	$1,381	$8,608
(Provision for)/Benefit from income taxes	(503)	(362)	(2,022)
Less: Income/(Loss) attributable to non-controlling interests	1	—	(7)
After-tax results	$1,642	$1,019	$6,593

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	TOTAL COMPANY
	SPECIAL ITEMS
		First Quarter
		2013	2014
		(Mils.)	(Mils.)
	Personnel and Dealer-Related Items
	Separation-related actions*	$(8)	$(122)

	Other Items
	Ford Romania consolidation loss	(15)	—

	Total Special Items	$(23)	$(122)

	Tax Special Items	$(8)	$92

	Memo:
	Special Items impact on earnings per share**	$(0.01)	$(0.01)

*	Primarily related to separation costs for personnel at the Genk and U.K. facilities
**	Includes related tax effect on special items and tax special items

	NET INTEREST RECONCILIATION TO GAAP
		First Quarter
		2013	2014
		(Mils.)	(Mils.)

	Interest expense (GAAP)	$(206)	$(208)
	Interest income (GAAP)	44	70
	Subtotal	$(162)	$(138)

	Adjusted for items included / excluded from net interest:
	Include: Gains/(Losses) on cash equiv. & mark. securities*	14	13
	Include: Gains/(Losses) on extinguishment of debt	(18)	(5)
	Other	(23)	(33)
	Net Interest	$(189)	$(163)

*	Excludes mark-to-market adjustments of our investment in Mazda

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AUTOMOTIVE SECTOR
GROSS CASH RECONCILIATION TO GAAP
		Mar. 31,	Dec. 31,	Mar. 31,
		2013	2013	2014
		(Bils.)	(Bils.)	(Bils.)

	Cash and cash equivalents	$6.0	$5.0	$4.5
	Marketable securities	18.2	20.1	20.7
	Total cash and marketable securities (GAAP)	$24.2	$25.1	$25.2

	Securities in transit*	—	(0.3)	—
	Gross cash	$24.2	$24.8	$25.2

*	The purchase or sale of marketable securities for which the cash settlement was not made by period end and a payable or receivable was recorded on the balance sheet

AUTOMOTIVE SECTOR
OPERATING-RELATED CASH FLOWS RECONCILIATION TO GAAP			Memo:
	First Quarter		Full Year
	2013	2014	2013
	(Bils.)	(Bils.)	(Bils.)

Net cash provided by/(used in) operating activities (GAAP)	$0.7	$2.0	$7.7

Items included in operating-related cash flows
Capital spending	(1.5)	(1.5)	(6.6)
Proceeds from the exercise of stock options	—	0.1	0.3
Net cash flows from non-designated derivatives	(0.2)	—	(0.3)

Items not included in operating-related cash flows
Cash impact of JSB and personnel-reduction actions	0.1	—	0.3
Funded pension contributions	1.8	0.5	5.0
Tax refunds and tax payments from affiliates	(0.3)	(0.2)	(0.3)
Other	0.1	0.3	—
Operating-related cash flows	$0.7	$1.2	$6.1

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